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                                                                    EXHIBIT 3.19

[SEAL]

                            ARTICLES OF INCORPORATION
                                       OF
                       TECHNICAL PATHOLOGY SERVICES, INC,

                                    ARTICLE I.

     The name of the corporation is TECHNICAL PATHOLOGY SERVICES, INC.

                                   ARTICLE II.

     The period of duration of the corporation shall be perpetual.

                                   ARTICLE III.

     The purpose or purposes for which the corporation is organized are as follows:

     To acquire, purchase, own, hold, operate, develop, rent, lease, sublease, mortgage, pledge, assign, exchange, sell, transfer or otherwise dispose of, and to invest, trade or deal in, real and personal property of every kind and description or any interest therein.

     To enter into contracts, agreements, and arrangements to manage, operate, supervise, construct, buy, sell and control land, buildings and improvements, and all facilities or other properties incidental or related thereto.

     To acquire all or any part of the securities, goodwill, rights, property or assets of all kinds, and to undertake, guarantee or assume (to the extent permitted by applicable law) the whole or any part of the obligations or liabilities of any corporation, association, partnership, syndicate, entity, person,

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or governmental, municipal or public authority, domestic or foreign, located in or organized under the laws of authority in any part of the world, and to pay for the same in cash, stocks, bonds, debenture or other securities of this or any other corporation, or otherwise in any manner permitted by applicable law; and to conduct in any lawful manner the whole or any part of any business so acquired.

     To borrow or raise monies for any of the purposes of the corporation and from time to time, without limit as to amount, to draw, make, accept, endorse, execute and issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures and other negotiable or non-negotiable instruments and evidences of indebtedness, and to secure the payment thereof and of the interest thereon by mortgage on, or pledge, conveyance or assignment in trust of, the whole or any part of the assets of the corporation, real, personal or mixed, including contract rights, whether at the time owned or thereafter acquired, and to sell, pledge or otherwise dispose of such securities or other obligations of the corporation for its corporate purposes.

     To lend money, either with or without any collateral security thereon or the security of real or personal property, whether tangible or intangible, and to enter into, make, perform and carry out, or cancel and rescind, contracts of every kind and for any lawful purpose with any person, firm, association, corporation, syndicate, governmental, municipal or public authority, domestic or foreign, or others.

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                                   ARTICLE IV.

     The aggregate number of shares which the corporation shall have authority to issue is One Thousand (1,000) shares of common stock, and each share of common stock shall (a) have a par value of One Dollar ($1.00) and (b) be entitled to One (l) vote.

                                   ARTICLE V.

     Each shareholder of the corporation shall have a preferential or preemptive right to acquire unissued or treasury shares or securities convertible into such shares or carrying a right to subscribe to or acquire shares.

                                   ARTICLE VI.

     The private property of the shareholders shall not to be subject to the payment of debts or liabilities of the corporation to any extent whatsoever.

                                  ARTICLE VII.

     The address of the initial registered office of the corporation is 500 Kincaid Towers, Lexington, Kentucky 40507, and the name of the initial registered agent at such address is E. F. Schaeffer, Jr.

                                  ARTICLE VIII.

     The address of the principal office of the corporation is 2277 Charleston Drive, Lexington, Kentucky 40505.

                                   ARTICLE IX.

     The number of directors constituting the initial Board of Directors is One (1) and the name and address of the person who

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is to serve as director until the first annual meeting of shareholders, or until his successor be elected and qualified, is:

             NAME                                  ADDRESS
             ----                                  -------
             William E. Graves                     3277 Charleston Drive
                                                   Lexington, Kentucky 40505

     With the exception of the initial Board of Directors as set out above, the affairs and business of the corporation shall be conducted by a Board of Directors of not fewer than One (1) nor more than Five (5) members. The Board of Directors shall have the power to make, alter or amend By-laws and rules to regulate the business of the corporation as are not inconsistent with the provisions of these Articles of Incorporation, as the same may be amended from time to time, or the laws of the Commonwealth of Kentucky, subject to repeal or change by action of the shareholders.

                                    ARTICLE X.

     The name and address of each incorporator of this corporation is as follows:

             NAME                                  ADDRESS
             ----                                  -------
             E. F. Schaeffer, Jr                   500 Kincaid Towers
                                                   Lexington, Kentucky 40507

                                   ARTICLE XI.

     The corporation reserves the right to amend, alter, change or repeal any provisions contained in these Articles of Incorporation in the manner now or hereafter prescribed by statute, and all rights conferred upon shareholders herein are granted subject to this reservation.

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     IN TESTIMONY WHEREOF, I, the undersigned, being the sole incorporator hereinbefore named, for the purpose of forming a corporation under the laws of the Commonwealth of Kentucky, do hereby make, file and record these Articles of Incorporation, and I have accordingly hereunto signed my name the 1st day of February, 1988.

                                                   /s/ E. F. SCHAEFFER
                                                   -----------------------------
                                                   E. F. SCHAEFFER

THIS INSTRUMENT PREPARED BY


/s/ E.F. SCHAEFFER
----------------------------------------
KINCAID, WILSON, SCHAEFFER, HEMBREE,
  VAN INWEGEN & KINSER, P.S.C.
500 KINCAID TOWERS
LEXINGTON, KENTUCKY 40507

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[SEAL]

                              ARTICLES OF MERGER OF
                           PATHOLOGY ASSOCIATES, P.S.C.
                WITH AND INTO TECHNICAL PATHOLOGY SERVICES, INC.

          Pursuant to KRS 271B.11-050 and KRS 274-087, the undersigned corporation executes the following Articles of Merger:

          A. The Agreement and Plan of Merger, a copy of which is attached hereto as EXHIBIT A (the "Plan"), was approved by the shareholders of each of the constituent corporations in the manner prescribed by the Kentucky Business Corporation Act.

          B. Every shareholder of each of the constituent corporations is qualified to be a shareholder of the surviving corporation.

          C. As to each of the constituent corporations, the designation, number of shares outstanding, and the number of votes entitled to be cast by each voting group entitled to vote separately on the Plan are as follows:


                                       DESIGNATION AND NUMBER         NUMBER OF VOTES ENTITLED TO BE
NAME OF CORPORATION                    OF SHARES OUTSTANDING          BE CAST BY EACH VOTING GROUP
----------------------------------     --------------------------     ----------------------------
Pathology Associates, P.S.C.           459 shares of Common Stock                459
Technical Pathology Services, Inc.     960 shares of Common Stock                960

          D. As to each of the constituent corporations, the total number of votes cast for and against the Plan for each voting group entitled to vote separately thereon are as follows:

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
NAME OF CORPORATION                      VOTING GROUP       CAST FOR     CAST AGAINST
-------------------                      ------------       --------     ------------
Pathology Associates, P.S.C.             Common Stock         459            -0-
Technical Pathology Services, Inc.       Common Stock         960            -0-

          The number cast for the Plan by each voting group sufficient for approval by that voting group.

          E. The merger effected by these Article of Merger shall be effective upon filing with the Secretary of State.


Date: September 13, 1996                     TECHNICAL PATHOLOGY SERVICES, INC.


                                             By: /s/ [ILLEGIBLE]
                                                --------------------------------
                                             Title: Secretary & Treasurer
                                                   -----------------------------

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                                    EXHIBIT A

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                          AGREEMENT AND PLAN OF MERGER

          THIS AGREEMENT AND PLAN OF MERGER ("Plan") is made and entered into as of this 13th day of September, 1996, by and between TECHNICAL PATHOLOGY SERVICES INC., a Kentucky corporation ("TPS") and PATHOLOGY ASSOCIATES, P.S.C., a Kentucky professional service corporation ("Associates").

                                    RECITALS:

          The respective Boards of Directors of TPS and Associates have determined that it is desirable for the general welfare and advantage of TPS and Associates and their respective shareholders, for Associates to be merged with and into TPS, in accordance with the terms of this Plan.

          The respective Boards of Directors of TPS and Associates have approved and adopted this Plan and have authorized the execution hereof.

          NOW, THEREFORE, in consideration of the premises and of the mutual agreements and undertakings herein contained, the parties hereby agree as follows:

                                    ARTICLE 1

                                   THE MERGER

     1.1 THE MERGER. Upon the terms and conditions set forth in this Plan, at the Effective Time (as hereinafter defined) Associates shall be merged with and into TPS, with TPS the "Surviving Corporation," under the provisions of, and with the effect provided in, the Kentucky Business Corporation Act (the "Merger").

     1.2 ARTICLE OF MERGER. Upon the terms and conditions set forth in this Plan, Articles of Merger will be duly prepared and executed by the Surviving Corporation and thereafter delivered for filing to the Secretary of State of the Commonwealth of Kentucky as provided in the Agreement. The Merger shall become effective at such time as is provided in the Articles of Merger (the "Effective Time").

     1.3  EFFECT OF FILING.

          A. At the Effective Time, (i) the separate existence of Associates shall cease and Associates shall be merged with and into TPS, (ii) the Articles of Incorporation of TPS as in effect immediately prior to the Effective Time, as amended as provided in Section 1.3.D hereof, shall be the Articles of Incorporation of the Surviving Corporation, and (iii) the Bylaws of TPS as in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation.

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          B.   At the Effective Time the officers and the Board of Directors of the Surviving Corporation shall consist of those persons serving as the officers and directors of TPS immediately prior to the Effective Time.

          C. At and after the Effective Time, the Merger will have the effects set forth in KRS 2718.11-060 of the Kentucky Business Corporation Act and as otherwise provided by law.

          D. The Surviving Corporation's Articles of Incorporation shall be amended as follows:

               (l) Article I of the Surviving Corporation's Articles of Incorporation shall be amended to read in its entirety as follows:

                                    ARTICLE I

               The name of the corporation shall be AmeriPath Kentucky, Inc.

               (2) Article V of the Surviving Corporation's Articles of Incorporation shall be amended to read in its entirety as follows:

                                    ARTICLE V

               No shareholder of the corporation shall have any preferential or preemptive right to acquire unissued or treasury shares or securities convertible into such shares or carrying a right to subscribe to or acquire shares.

               (3) A new Article XII shall be added to the Surviving Corporation's Article of Incorporation and shall read in its entirety as follows:

                                   ARTICLE XII

               Any action, except the election of directors, required or permitted to be taken at a shareholders' meeting may be taken without a meeting if the action is taken by shareholders representing not less than eighty percent (80%) of the votes entitled to be cast.

               Any such action taken must be evidenced by one or more written consents [1] describing the action taken, [2] signed by the shareholders taking the action, and [3] delivered to

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          the corporation for inclusion in the minutes or filing with the corporate records.

               Prompt notice of any action taken by shareholders without a meeting by less than unanimous written consent must be given to those shareholders entitled to vote on the action who have not consented in writing.

                                    ARTICLE 2

                              CONVERSION OF SHARES

     2.1  CONVERSION.

          A. CONVERSION OF ASSOCIATES COMMON STOCK. Each share of the Associates Common Stock issued and outstanding immediately prior to the Effective Time shall, automatically, by virtue of the Merger and at the Effective Time, be exchanged for and converted, without any future notice to or action on the part of the holder thereof, into one (1) share of TPS Common Stock. All shares of Associates Common Stock shall automatically be canceled and shall cease to exist and each certificate previously representing any such shares shall thereafter represent the number of shares of TPS Common Stock into which such Associates Common Stock has been converted. Certificates previously representing shares of Associates Common Stock shall be exchanged for TPS Common Stock on the Surviving Corporation issued in consideration therefor upon the surrender of such certificates.

          B. TPS COMMON STOCK. Each share of TPS Common Stock issued and outstanding immediately prior to the Effective Time shall remain outstanding and unaffected by the Merger.

                                    ARTICLE 3

                                    CONVENTS

     3.1 COOPERATION. TPS and Associates shall proceed expeditiously and cooperate fully in the procurement of any consents and approvals, and in the taking of any other actions and the satisfaction of all other requirements prescribed by law or otherwise, necessary for consummation of the Merger.

     3.2 SHAREHOLDER APPROVAL. This Plan shall be submitted for approval to the shareholders of TPS and Associates at a meeting to be promptly called and held in accordance with the applicable provisions of law and the articles and bylaws of TPS and Associates or by unanimous shareholder action without a meeting (the "Meet-

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ings"). The Boards of Director of TPS and Associates shall each recommend that its shareholders adopt and approve this Plan at the Meetings and shall take all action reasonably necessary or helpful to secure a vote of shareholders in favor of the Merger.

     3.3 ADDITIONAL AGREEMENTS. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Plan or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of either of TPS or Associates, each party to this Plan shall take all much necessary action.

                                    ARTICLE 4

                               GENERAL PROVISIONS

     4.1 LAW AND SECTION HEADINGS. This Plan shall be construed and interpreted in accordance with the laws of the Commonwealth of Kentucky. Section headings are used in this Plan for convenience only and are to be ignored in the construction of the terms of this Plan.

     4.2 COUNTERPARTS. This Plan may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute one and the same instrument.

     4.3 ENTIRE AGREEMENT; WAIVER. This Plan constitutes and contains the entire agreement of TPS and Associates with respect to the Merger and supersedes any prior agreement by the parties, whether written or oral. The waiver of a breach of any term or condition of this Plan must be in writing signed by the party sought to be charged with such waiver and such waiver shall not be deemed to constitute the waiver of any other breach of the same or of any other term or condition of this Plan.

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          IN WITNESS WHEREOF, the parties hereto have caused this Plan to be executed by their duly authorized officers as of the date first above written.

               "TPS"                     TECHNICAL PATHOLOGY SERVICES, INC.


                                         By: /s/ [ILLEGIBLE]
                                            ------------------------------------
                                         Title: Secretary and Treasurer
                                               ---------------------------------


               "Associates"              PATHOLOGY ASSOCIATES, S.S.C.


                                         By:  /s/ James E. Dunningan
                                            ------------------------------------
                                         Title: Chairman
                                               ---------------------------------

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[SEAL]

                              ARTICLES OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                            AMERIPATH KENTUCKY, INC.

     Pursuant to the provisions of KRS 271B.10-060, Articles of Amendment to the Articles of Incorporation of AmeriPath Kentucky, Inc. (the "Corporation") are hereby adopted:

     FIRST:    The name of the Corporation is AmeriPath Kentucky, Inc.

     SECOND:   Article IV is amended in its entirety to read as follows:

                                   ARTICLE IV

                                 CAPITAL STOCK

               The aggregate number of shares which the corporation shall have authority to issue is Two Thousand (2,000) shares of common stock, and each share of common stock shall (a) have a par value of one Dollar ($1.00) and (b) be entitled to One (1) vote.

     THIRD: The above described amendment was adopted by the board of directors on September 25, 1996 and adopted by unanimous consent of the shareholders on September 25, 1996. The number of shares of the Corporation's capital stock outstanding at the time of such adoption was 1,000 shares of common stock. The designation and number of votes entitled to be cast by the sole voting group entitled to vote separately thereon were as follows:

                     CLASS                 NUMBER OF VOTES
                     -----                 ---------------
               Common Stock                    1,000

               The number of votes of the sole voting group indisputably represented by unanimous written consent was:

                     CLASS                 NUMBER OF VOTES
                     -----                 ---------------
               Common Stock                    1,000

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               The total number of undisputed votes cast for the amendment by the sole voting group was 1,000. The number of undisputed votes cast for the amendment was sufficient for approval by the sole voting group.

     FOURTH: This amendment does not provide for an exchange, reclassification or cancellation of issued shares of stock of the Corporation.

     Dated as of September 3, 1996


                                           AMERIPATH KENTUCKY, INC.

                                           By: /s/ [ILLEGIBLE]
                                              ----------------------------------

                                           Title: Vice President
                                                 -------------------------------

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